Exhibit 5.1

ALSTON&BIRD LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309-3424

404-881-7000

Fax: 404-881-7777

www.alston.com

August 11, 2006

Knology, Inc.

1241 O.G. Skinner Drive

West Point, GA 31833

Ladies and Gentlemen:

This opinion is delivered in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a registration statement on Form S-3 (the “Registration Statement”) by Knology, Inc., a Delaware corporation (the “Company”) relating to the offering, from time to time, together or separately and in one or more series, of the following securities of the Company: (i) common stock; (ii) preferred stock; (iii) depositary shares; (iv) warrants; (v) rights; (vi) units; (vii) stock purchase contracts; (viii) senior debt securities; and (ix) subordinated debt securities (collectively, the (“Securities”). This opinion is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K in connection with the Registration Statement.

The Securities will have an aggregate offering price of up to $150,000,000 and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Act.

Depositary shares of the Company will be deposited under a deposit agreement by and between the Company and a bank or trust company as depositary, and evidenced by depositary receipts. Each depositary share will represent a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share will represent will be set forth in the applicable prospectus supplement to the Registration Statement.

Warrants of the Company will be issued either independently or together as units with other Securities and will be issued pursuant to a warrant agreement by and between the Company and a bank or trust company as warrant agent. Terms of the warrants and the warrant agreement will be set forth in the applicable prospectus supplement to the Registration Statement.

Bank of America Plaza 101 South Tryon Street, Suite 4000 Charlotte, NC 28280-4000 704-444-1000 Fax: 704-444-1111	90 Park Avenue New York, NY 10016 212-210-9400 Fax: 212-210-9444	3201 Beechleaf Court, Suite 600 Raleigh, NC 27604-1062 919-862-2200 Fax: 919-862-2260	The Atlantic Building 950 F Street, NW Washington, DC 20004-1404 202-756-3300 Fax: 202-756-3333

Knology, Inc.

August 11, 2006

Rights of the Company will be issued independently or together as units with other Securities. The terms of the rights will be set forth in the applicable prospectus supplement to the Registration Statement.

Stock purchase contracts of the Company will be issued independently or together as units with other Securities. The terms of the stock purchase contracts will be set forth in the applicable prospectus supplement to the Registration Statement.

The senior debt securities and the subordinated debt securities of the Company will be executed and delivered pursuant to one or more indentures (collectively, the “Indentures”) by and among the Company and a financial institution to be identified therein, as trustee (the “Trustee”), in the form attached as Exhibits 4.12 and 4.13 to the Registration Statement, as such Indentures may be supplemented from time to time.

As counsel to the Company, we have examined the relevant corporate and other documents, and made such other examinations of matters of law and of fact as we have considered appropriate or advisable for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies. As to questions of fact material to this opinion, we have relied upon the statements as to factual matters contained in the Registration Statement and certificates or statements of officers of the Company, and we have made no independent investigation with regard thereto.

To the extent that the obligations of the Company under any deposit agreement (and the rights of any holder of depositary shares under any deposit agreement), warrant agreement, rights agreement or Indenture may be dependent upon such matters, we assume for purposes of this opinion that: (i) the applicable depositary, warrant agent, rights agent or trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the applicable depositary, warrant agent, rights agent or trustee is duly qualified to engage in the activities contemplated by the deposit agreement, warrant agreement, rights agreement or indenture, as applicable; (iii) the deposit agreement, warrant agreement, rights agreement or indenture has been duly authorized, executed and delivered by the depositary, warrant agent, rights agent or trustee, as applicable, and constitutes the valid and binding obligation of the depositary, warrant agent, rights agent or trustee, as applicable, enforceable against the depositary, warrant agent, rights agent or trustee, as applicable, in accordance with its terms; (iv) the depositary, warrant agent, rights agent or trustee is in compliance, with respect to acting as a depositary, warrant agent, rights agent or trustee under the deposit agreement, warrant agreement, rights agreement or indenture, as applicable, with all applicable laws and regulations; and (v) the depositary, warrant agent, rights agent or trustee has the

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August 11, 2006

requisite organizational and legal power and authority to perform its obligations under the deposit agreement, warrant agreement, rights agreement or indenture, as applicable.

Based upon the foregoing, and subject to all of the other assumptions, limitations and qualifications set forth herein, we are of the opinion as follows:

1.	The shares of common stock of the Company, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of the shares of the common stock, whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, and (B) if such common stock is in certificated form, certificates representing the shares of common stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company upon payment of the consideration therefor (not less than the par value of the common stock) provided for therein or (ii) upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board of Directors of the Company, upon receipt of the consideration approved by the Board of Directors of the Company therefor (not less than the par value of the common stock), will be validly issued, fully paid and non-assessable.

2.

The shares of preferred stock of the Company, when (A) the Board of Directors of the Company has taken all necessary corporate action to designate the relevant rights, preferences, privileges, limitations or restrictions of the preferred stock and to approve the issuance and terms of the offering of the shares of the preferred stock, whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, including the adoption of a Certificate of Designation relating to such preferred stock (the “Certificate”) and the filing of the Certificate with the Secretary of State of the State of Delaware, and (B) if such preferred stock is in certificated form, certificates representing the shares of preferred stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company upon payment of the consideration therefor (not less than the par value of the preferred stock) provided for therein or (ii) upon conversion or exercise of any Securities,

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August 11, 2006

in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board of Directors of the Company, upon receipt of the consideration approved by the Board of Directors of the Company therefor (not less than the par value of the preferred stock), will be validly issued, fully paid and non-assessable.

3.	The depositary shares of the Company, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of the depositary shares, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the depositary agreement or agreements relating to the depositary shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company, (C) the shares of preferred stock underlying such depositary shares have been duly and validly issued and are fully paid and non-assessable as contemplated in Paragraph 2 above and deposited with a bank or trust company (which meets the requirements for depositary set forth in the Registration Statement) under the applicable depositary agreements, and (D) the depositary receipts representing the depositary shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate depositary agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company upon payment of the consideration therefor provided for therein, will be validly issued.

4.	The warrants of the Company, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of warrants, including the authorization of the underlying securities, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the warrant agreement or agreements relating to the warrants have been duly executed and delivered by the Company and the warrant agent appointed by the Company, and (C) certificates representing the warrants have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company upon payment of the consideration therefor provided for therein, will be enforceable and the underlying securities will be validly issued, fully paid and non-assessable.

Knology, Inc.

August 11, 2006

5.	The rights of the Company, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of rights and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the rights agreement or agreements relating to the rights have been duly executed and delivered by the Company, and (C) if the rights are in certificated form, certificates representing the rights have been duly executed, countersigned, registered and delivered in accordance with the rights agreement or similar agreement approved by the Board of Directors of the Company upon payment of the consideration therefor provided for therein, will be enforceable and the underlying securities will be validly issued, fully paid and non-assessable.

6.	The units of the Company, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of units and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the units have been, if required, duly executed and delivered by the Company, and (C) certificates, if any, evidencing the units have been duly executed, countersigned, registered and delivered in accordance with the applicable unit agreement approved by the Board of Directors of the Company upon payment of the consideration therefor provided for therein, will be validly issued.

7.	The stock purchase contracts of the Company, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of stock purchase contracts and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the stock purchase contracts have been duly executed and delivered by the Company, and (C) certificates, if any, evidencing the stock purchase contracts have been duly executed, countersigned, registered and delivered in accordance with the applicable stock purchase contract agreement approved by the Board of Directors of the Company upon payment of the consideration therefor provided for therein, will be validly issued.

8.

The senior debt securities of the Company, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of senior debt securities and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is

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August 11, 2006

bound, (B) the senior debt securities have been duly executed and delivered by the Company in accordance with the terms of the Registration Statement, the applicable Indenture, and applicable law and (C) the senior debt securities have been authenticated by the Trustee, then, upon payment of the consideration therefor provided for therein, will be validly issued.

9.	The subordinated debt securities of the Company, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of subordinated debt securities and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the subordinated debt securities have been duly executed and delivered by the Company in accordance with the terms of the Registration Statement, the applicable Indenture, and applicable law and (C) the subordinated debt securities have been authenticated by the Trustee, then, upon payment of the consideration therefor provided for therein, will be validly issued.

In rendering the opinions expressed in Paragraphs 1-9 above, we have further assumed that: (i) all Securities will be issued and sold in compliance with applicable law; (ii) the Securities will be sold and delivered to, and paid for by, the purchasers at the price and in accordance with the terms of an agreement or agreements duly authorized and validly executed and delivered by the parties thereto; (iii) the Company will authorize the offering and issuance of the Securities and will authorize, approve and establish the final terms and conditions thereof and of any applicable depositary agreement, warrant agreement, rights agreement, unit agreement, stock purchase contract agreement or Indenture and will take any other appropriate additional corporate action; and (iv) certificates representing the Securities will be duly executed and delivered and, to the extent required by the applicable depositary agreement, warrant agreement, rights agreement, unit agreement, stock purchase contract agreement or Indenture, duly authenticated and countersigned.

We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

The foregoing opinions are limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

Knology, Inc.

August 11, 2006

We hereby consent to the incorporation by reference of this opinion into the Registration Statement. We further consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are experts within the meaning of Section 7 of the Act.

This opinion is limited to the matters herein and no opinion is implied or may be inferred beyond the matters expressly stated.

This opinion is effective as of the date hereof and we hereby expressly disclaim any obligation to supplement this opinion for any changes which may occur hereafter with respect to any matters of fact or law addressed herein.

This opinion is delivered to the addressees hereof solely for their use in connection with the transactions and matters relating to the Registration Statement and the Securities, and may not be used or relied upon by any other person, and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent.

Very truly yours,

ALSTON & BIRD LLP

By:	/s/ Lesley H. Solomon
A Partner